Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated February 19, 2026, relating to the financial statements of Ferrari N.V. and its subsidiaries (the "Company") and the effectiveness of the Company's internal control over financial reporting, appearing in the Annual Report on Form 20-F of Ferrari N.V. for the year ended December 31, 2025.

/s/ Deloitte & Touche S.p.A.
Bologna, Italy
May 15, 2026